Exhibit 10.2

STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT (this “Agreement”) dated as of July 13, 2026, is made by and among Affinity Advisory Holdings Corp., a Delaware corporation (the “Company”), Nu Ride Inc., a Delaware corporation (“Parent”), each of the other Persons listed on the signature pages attached hereto (collectively, the “RH Trust Holders” and each, an “RH Trust Holder”), and each other Person who executes a joinder in the form of Exhibit A attached hereto after the date hereof (collectively, the “Additional Holders” and each, an “Additional Holder”, and together with the RH Trust Holders and their respective Permitted Transferees, the “Minority Stockholders” and each, a “Minority Stockholder”, and collectively with Parent, the RH Trust Holders and their respective Permitted Transferees, the “Stockholders” and individually a “Stockholder”). Capitalized terms used herein but not otherwise defined have their meanings set forth in Section 1.

WHEREAS, each Stockholder owns certain shares of the common stock of the Company, par value $0.001 per share (the “Common Stock”); and

WHEREAS, the Company and the Stockholders desire to enter into this Agreement for the purposes of, among other things, establishing the composition of the Board and the manner and terms by which the Stockholder Shares may be transferred.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Definitions. As used herein, the following terms shall have the following meanings:

“Affiliate” means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). For the avoidance of doubt, the Company and Parent shall not be Affiliates of any RH Holders.

“Aggregate Consideration” has the meaning set forth in Section 6(c).

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Approved Sale” has the meaning set forth in Section 6(a).

“Approved Sale Notice” has the meaning set forth in Section 6(a).

“Approving Stockholders” has the meaning set forth in Section 6(a).

“Available Shares” has the meaning set forth in Section 11(d)(i).

“Board” means the Company’s board of directors.

“Business Day” means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.

“Cause” means (a) for any Management Stockholder who is party to an employment agreement, consulting agreement or similar agreement with the Company or a Subsidiary or other Affiliate of the Company that defines “Cause,” “Cause” as defined in such agreement, and (b) for any other Management Stockholder: (i) the repeated failure of such Person to perform such duties as are lawfully requested by the Board or by any employee to whom such Person reports, directly or indirectly, (ii) the repeated failure by such Person to observe all material and lawful policies of the Company and its Subsidiaries applicable to such Person, (iii) any action or omission constituting gross negligence or willful misconduct of such Person in the performance of his or her duties, (iv) the material breach by such Person of any provision of the Company’s or its Subsidiaries’ respective employee handbooks, such Person’s employment, consulting or service agreement with the Company or any of its Subsidiaries, or the breach by such Person of any non-competition, non-solicitation or similar restrictive agreement with the Company or any of its Subsidiaries, (v) any act or omission constituting fraud, embezzlement, disloyalty or dishonesty with respect to the Company or its Subsidiaries, (vi) the use of illegal drugs or repetitive abuse of other drugs or repetitive excess consumption of alcohol interfering with the performance of such Person’s duties, or other conduct (whenever occurring) causing the Company or any of its Subsidiaries public disgrace that is reasonably expected to cause economic harm, or (vii) the commission of any felony or of a misdemeanor involving dishonesty, disloyalty, or moral turpitude. Notwithstanding the foregoing, it shall be a condition precedent to the Company’s right to terminate any Management Stockholder for “Cause” that, for the purposes of subsections (i), (ii) and (iv) hereof, if the “Cause” event is curable, the Company shall first give the Management Stockholder written notice stating with reasonable specificity the reason for the termination and a period of fifteen (15) days from and after the giving of such notice shall have elapsed without the Management Stockholder having effectively cured or remedied such breach during such 15-day period.

“Certificate of Incorporation” means the Certificate of Incorporation of the Company, as amended, restated or otherwise modified from time to time.

“Common Stock” has the meaning set forth in the recitals to this Agreement.

“Company” has the meaning set forth in the preamble to this Agreement.

“Distribution Priorities” has the meaning set forth in Section 6(c).

“Equity Interest” means any share, capital stock, partnership, member or similar interest in the Company, including any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor.

“Fair Market Value” of each share of Management Securities means the market value as finally determined pursuant to Section 11(c).

“Family Group” means, with respect to an individual, such individual’s spouse and descendants (whether natural or adopted) and any trust solely for the benefit of such individual and/or such individual’s spouse, their respective ancestors and/or descendants (whether natural or adopted).

“Fiscal Year” means the calendar year, unless the Company has a taxable year other than the calendar year, in which case Fiscal Year shall be the period that conforms to its taxable year.

“Management Securities” means the Stockholder Shares or rights to acquire Stockholder Shares which are issued to, acquired by or held by a Management Stockholder; provided that Management Securities shall continue to be Management Securities in the hands of any transferee, directly or indirectly, of a Management Stockholder (except for the Company, Parent or their Affiliates).

“Management Stockholder” means any Stockholder who is an employee, consultant, or director of the Company or any of its Subsidiaries at the time of or after becoming a party to this Agreement.

“Membership Interest Purchase Agreement” means the Membership Interest Purchase Agreement dated as of June 2, 2026, by and among the Company, Affinity Advisory Network, LLC, AAN Wealth Advisors, LLC, HIH M MFTG Trust, the Hall Companies Corporate Ohio Legacy Trust and Robert Hall, as amended, restated or otherwise modified from time to time.

“Option Notice” has the meaning set forth in Section 11(d)(i).

“Other Stockholders” means, with respect to a Stockholder, all Stockholders other than such Stockholder.

“Parent Majority Holders” means the holders of a majority of the issued and outstanding Parent Stockholder Shares.

“Parent Nominee” has the meaning set forth in Section 2(a)(i)(A).

“Parent Stockholder Shares” means all Stockholder Shares issued or issuable to, or held by, Parent and those transferees that are Affiliates of Parent or are expressly designated by Parent as holders of Parent Stockholder Shares; provided, that if the transferee of Parent is not an Affiliate of Parent and Parent does not make such designation, the transferee will own Stockholder Shares and shall have none of the rights granted to the holders of the Parent Stockholder Shares.

“Permitted Transferees” has the meaning given thereto in Section 5(d).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

“Public Offering” means the sale, in an underwritten public offering registered under the Securities Act, of shares of Common Stock of the Company.

“Public Sale” means any sale of Stockholder Shares to the public pursuant to an offering registered under the Securities Act or to the public effected through a broker, dealer or market maker pursuant to the provisions of Rule 144 under the Securities Act.

“Qualified Public Offering” means a Public Offering providing aggregate gross proceeds (before deducting under-writing discounts and expenses) to the Company and any selling Stockholders of at least $50 million and at an offering price which represents a common equity valuation of Common Stock outstanding immediately prior to the issuance of Common Stock in connection with such offering of at least $250 million.

“Repurchase Notice” has the meaning set forth in Section 11(c).

“Repurchase Option” has the meaning set forth in Section 11(a).

“Repurchase Price” has the meaning set forth in Section 11(c).

“RH Holders” means, collectively, the RH Trust Holders and to the extent holding Stockholder Shares, Robert Hall and his and the RH Trust Holders’ respective Affiliates and their Permitted Transferees pursuant to this Agreement.

“RH Stockholder Shares” means all Stockholder Shares issued or issuable to or held by any RH Holders.

“RH Trust Holders” has the meaning set forth in the preamble to this Agreement

“Sale Notice” has the meaning set forth in Section 5(c).

“Sale of the Company” means (a) a transaction or series of transactions (including by way of merger, consolidation, or sale of equity) the result of which is that the holders of the Stockholder Shares immediately prior to such transaction(s) (on a fully diluted as if converted basis) and their Affiliates are, after giving effect to such transaction(s), no longer, in the aggregate, (i) the “beneficial owners” (as such term is defined in Rule 13d-3 and Rule 13d-5 promulgated under the Securities Exchange Act), directly or indirectly through one or more intermediaries, of more than 50% of the Stockholder Shares or the shares of capital stock of any Subsidiary of the Company (on a fully diluted basis as if converted basis) or (ii) able to designate or elect a majority of the board of directors (or its equivalent) of the Company, any Subsidiary of the Company or the resulting entity or its parent company, or (b) sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the Company’s or any of its Subsidiary’s assets determined on a consolidated basis.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Stock Equivalents” means any securities convertible into or exchangeable for capital stock of the Company.

“Stockholder” has the meaning set forth in the preamble to this Agreement.

“Stockholder Shares” means (i) any Common Stock held by the Stockholders, (ii) any other capital stock, if applicable, held by the Stockholders, and (iii) any equity securities of the Company issued or issuable directly or indirectly with respect to the securities referred to in clauses (i) or (ii) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

“Stockholder Shares Deemed Outstanding” means the number of Stockholder Shares, determined on a fully diluted basis giving effect to all outstanding Stock Equivalents or any options, warrants or other rights to acquire capital stock of the Company or Stock Equivalents, in each case without regard to any restrictions on exercise, exchange or conversion.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or a general partner of such partnership, association or other business entity.

“Transfer” has the meaning set forth in Section 5(a).

2. Board of Directors.

(a) Until the provisions of this Section 2 cease to be effective, to the extent permitted by law, each Stockholder shall vote all voting securities of the Company over which such Stockholder has voting control, and shall take all other necessary or desirable actions within such Stockholder’s control (whether in such Stockholder’s capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special Board and stockholder meetings), so that:

(i) the initial authorized number of directors on the Board shall be established at four (4) persons and that the following persons shall be elected to the Board:

(A) three (3) persons designated by the Parent Majority Holders from time to time (such persons, collectively, the “Parent Nominees” and each, a “Parent Nominee”), with the initial Parent Nominee being Alexander Matina; and

(B) for so long as the RH Trust Holders continue to collectively own at least a number of shares of Common Stock equal to the number of shares of Common Stock held by them on the date hereof, and in any event until the end of the Earnout Period, as defined in the Membership Interest Purchase Agreement, one (1) person designated by the RH Trust Holders holding a majority of the issued and outstanding shares of Common Stock then held by all of the RH Trust Holders (such person, the “RH Trust Holders Nominee”), who shall initially be Robert Hall.

(ii) the authorized number of directors on the Board may be increased or decreased from time to time, to the extent such increase or decrease is approved by the Board and the Parent Majority Holders. Any vacancy created by a newly created Board seat shall be filled and removed by the Board at the direction of or with the approval of the Parent Majority Holders;

(iii) committees of the Board may be established from time to time by the Board in its discretion; provided that (x) a majority of the members of all committees shall consist of Parent Nominees, and (y) the RH Trust Holders Nominee shall be included in committees of the Board; provided that the Parent Majority Holders determine in good faith that the appointment of the RH Trust Holders Nominee to such committee would not result in a conflict of interest with respect to the matters delegated to the authority of such committee;

(iv) any Parent Nominee may only be removed from the Board or any committee thereof at the written request of the Parent Majority Holders, but only upon such written request and under no other circumstances except as required by law;

(v) the RH Trust Holders Nominee may only be removed from the Board or any committee thereof, at the written request of the holders of a majority of the Stockholder Shares held by the RH Trust Holders; provided, that the Parent Majority Holders shall have the right to remove the RH Trust Holders Nominee from the Board at any time upon the termination of the RH Trust Holders Nominee’s (or, if the RH Trust Holders Nominee is not Robert Hall, Robert Hall’s) employment or service with the Company and/or its Subsidiaries; and

(vi) in the event that any Parent Nominee designated hereunder for any reason ceases to serve as a member of the Board or any committee thereof during such Parent Nominee’s term of office, the resulting vacancy on the Board shall be filled by a representative designated by the Parent Majority Holders; and

(vii) in the event that the RH Trust Holders Nominee designated hereunder for any reason ceases to serve as a member of the Board or any committee thereof during such RH Trust Holders Nominee’s term of office, then if at such time the RH Trust Holders are entitled to designate a director to the Board pursuant to Section 2(a)(i)(B), the resulting vacancy on the Board shall be filled by a representative designated by the RH Trust Holders holding a majority of the shares of Common Stock then held by all of the RH Trust Holders and, if such designee is not Robert Hall, who is reasonably acceptable to the Parent Majority Holders.

(b) The Company shall, pursuant to such policies as are from time to time established by the Board, pay the reasonable out-of-pocket expenses incurred by each director of the Company, in connection with attending the meetings of the Board and any committee thereof and any other activity or travel that such director is required to make in connection with such director’s role as a member of the Board. The Company shall be permitted to pay director fees to all directors except those directors who are employees of the Company, as determined by the Board. So long as any director serves on the Board and for six (6) years thereafter, the Company or an Affiliate thereof shall maintain directors and officers indemnity insurance coverage and employment practices liability insurance coverage (or equivalent “tail” insurance policies) reasonably satisfactory to the Parent Majority Holders, and the governing documents of the Company and its Subsidiaries shall provide for indemnification and exculpation of directors to the fullest extent possible under applicable law. This Agreement does not, and is not intended to, confer upon any director any rights with respect to continued employment by the Company or any of its Subsidiaries, and nothing herein should be construed to have created any employment agreement with any director.

(c) For so long as the RH Trust Holders are entitled to designate the RH Trust Holders Nominee, (i) actions by the Board that by their terms materially and adversely affect the RH Trust Holders’ rights in a disproportionate manner relative to the rights of Parent, (ii) material transactions between the Company and Parent that are not on commercial, arm’s-length terms in any material respect, and (iii) any repurchase or redemption of any Parent Stockholder Shares by the Company, other than a repurchase or redemption proportionately affecting or offered to all outstanding shares of the same class of capital stock of the Company, shall, in each case, require the affirmative vote of the RH Trust Holders Nominee (which shall not be unreasonably withheld, delayed or conditioned); provided that (a) the RH Trust Holders Nominee’s vote shall be cast in good faith and in compliance with his or her fiduciary and other duties to the Company, its Subsidiaries and their respective stockholders, and (b) if the RH Trust Holders Nominee fails to vote on such action (including, for these purposes, if there is not an RH Trust Holders Nominee in office at such time) within ten (10) days following the delivery of notice that the Company desires to take such action, then the RH Trust Holders Nominee’s affirmative vote shall no longer be required for the Company or its Subsidiary to take such action.

(d) Except as expressly provided in clause (c) above, all actions of the Board shall require a simple majority of the votes of directors then in office. Each Stockholder agrees that (i) each director shall be entitled to cast one vote with respect to any matter before the Board or any committee of the Board and (ii) if not all of the Parent Nominees are present at any meeting of the Board, or if not all of the Parent Nominee seats are filled, then the Parent Nominee(s) present at any meeting of the Board or who are signing a written consent in lieu of a meeting shall have the right to cast an aggregate number of Board votes equal to the number of votes that could have been cast by all Parent Nominees if they were present and all seats were filled.

(e) A quorum for a meeting of the Board or committee thereof, shall exist if the majority of directors serving on the Board or committee (as applicable), including at least one Parent Nominee, are present at such meeting.

(f) Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing (including by e-mail or by other means of electronic transmission), as the case may be.

(g) If an issue is to be discussed or voted upon, or otherwise arises at a meeting of the Board or any committee thereof which, in the reasonable good faith judgment of the majority of the directors at such a meeting (including, for such purposes, votes that are attributable to the Parent Nominee(s) then in office pursuant to clause (d) above, if applicable) represents a potential conflict of interest for any director, such director shall recuse him or herself from such discussion or vote, and shall leave the meeting if requested by such majority of the directors while such issue is being discussed and/or voted upon.

(h) The provisions of this Section 2 shall terminate automatically and be of no further force and effect upon the consummation of a Qualified Public Offering.

3. Governance of Subsidiaries. On the date hereof, the Company will own 100% of the equity of Affinity Advisory Network, LLC and AAN Wealth Advisors, LLC (the “Effective Date Subsidiaries”) and the Company or such Subsidiaries may thereafter form or acquire other subsidiaries, which may be corporations, limited liability companies or other types or forms of entities. For the avoidance of doubt, the Company, as approved by the Board, may determine from time to time the governing documents and governance structure of all such Subsidiaries, including the Effective Date Subsidiaries, and appoint the manager, managing member, general partner, and/or any other relevant or applicable similar role or position, and approve or cause the approval of all applicable documents and agreements in respect of or related to such Subsidiary, including amendments or modifications thereto or the termination thereof; provided, that if either or both of the Effective Date Subsidiaries have at any time a board of directors, the board of such entity shall be constituted in the same manner as the Company’s Board as provided above in Section 2, mutatis mutandis.

4. Conflicting Agreements. Each Stockholder represents that such Stockholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement, and no holder of Stockholder Shares shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement.

5. Transfer of Stockholder Shares.

(a) Transfer of Stockholder Shares. No holder of Stockholder Shares shall sell, transfer, assign, pledge, mortgage, or otherwise dispose (a “Transfer”) of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in such holder’s Stockholder Shares, except (i) pursuant to and in compliance with Section 5(b), Section 5(c), Section 6, Section 9 or Section 11, as applicable, (ii) a Transfer to a Permitted Transferee pursuant to Section 5(d), (iii) with the advance written consent of the Board (which may be granted or withheld for any reason), or (iv) in a Public Sale.

(b) First Refusal Right of Holders of Parent Stockholder Shares.

(i) Subject to Section 5(d), to the extent the Board consents to a Transfer, at least 30 days prior to any Transfer of any Stockholder Shares (other than a Permitted Transfer) by a Minority Stockholder (the “Transferring Stockholder”), the Transferring Stockholder shall deliver a written notice (a “First Refusal Notice”) to holders of the Parent Stockholder Shares. With respect to any such notice, the holders of Parent Stockholder Shares are referred to as the “Offerees.” The First Refusal Notice shall disclose in reasonable detail the proposed number of Stockholder Shares to be transferred, the proposed terms and conditions of the Transfer and the identity of the proposed transferee(s). The Transferring Stockholder will not deliver a First Refusal Notice to the Offerees unless and until it has received a bona fide offer from the named proposed transferee(s) to effect the Transfer in question. The purchase price specified in any First Refusal Notice shall be payable solely in cash at the closing of the transaction or in installments over time.

(ii) After receipt of a First Refusal Notice, each Offeree may elect to purchase all or a portion of the Stockholder Shares specified in the First Refusal Notice at the price and on the terms specified therein, by delivering written notice of such election to the Transferring Stockholder within 20 days (the “Election Period”) after delivery of the First Refusal Notice (each such electing Offeree being referred to herein as an “Electing Offeree”). If any such offer is oversubscribed (i.e., if the aggregate number of shares that the Electing Offerees have elected to purchase exceeds the number of Stockholder Shares specified in the First Refusal Notice), then the Stockholder Shares specified in the First Refusal Notice initially will be allocated among all Electing Offerees pro rata based on the respective number of Stockholder Shares they hold on a fully-diluted basis; any unallocated shares will be allocated among those Electing Offerees who have elected to purchase more of such Stockholder Shares than have heretofore been allocated to them (pro rata based on the respective number of Stockholder Shares they hold on a fully-diluted basis); thereafter, any unallocated Stockholder Shares specified in the First Refusal Notice will be further allocated in a similar manner as may be necessary until all of the Stockholder Shares specified in the First Refusal Notice have been allocated; provided, that in any event, no Electing Offeree will be allocated more than the maximum number that such Electing Offeree specified in its notice referred to in the preceding sentence.

(iii) If the Offerees, in the aggregate, have elected to purchase from the Transferring Stockholder all or any portion of the Stockholder Shares specified in the First Refusal Notice, then the Transfer of such shares to the Offerees shall be consummated as soon as practical after the delivery of the election notice(s) to the Transferring Stockholder, but in any event within 30 days after the expiration of the Election Period. If the Offerees have not elected to purchase all of the Stockholder Shares being offered, then the Transferring Stockholder may, within 60 days after the expiration of the Election Period, Transfer all (but not less than all) of such remaining Stockholder Shares to the transferee(s) named in the First Refusal Notice at the price specified in the First Refusal Notice and on terms no more favorable to the transferee(s) thereof than those specified in the First Refusal Notice. If such Stockholder Shares are not so transferred within such 60-day period, then they shall be re-offered to the Offerees under this Section 5(b) prior to any subsequent Transfer (other than a Permitted Transfer).

(c) Tag Along Rights. At least 15 days prior to any Transfer of Stockholder Shares constituting at least a majority of the then outstanding capital stock of the Company by holders of Parent Stockholder Shares (other than pursuant to Sections 5(d) or 6), such holders of Parent Stockholder Shares shall deliver a written notice (the “Sale Notice”) to the Company and the Other Stockholders, specifying in reasonable detail the identity of the prospective transferee(s) and the terms and conditions of the Transfer, including the number and type of Stockholder Shares to be Transferred and the price therefor. The Other Stockholders may elect to participate in the contemplated Transfer by delivering written notice to the holders of Parent Stockholder Shares within 10 days after delivery of the Sale Notice. If any Other Stockholders have elected to participate in such Transfer, each of such Other Stockholders shall be entitled to sell in the contemplated Transfer, at the same price and on the same terms (provided that adequate provision shall be made to account for any exercise or conversion prices payable by any Stockholder with respect to such Stockholder Shares), a number of Stockholder Shares equal to the product of (i) the quotient determined by dividing the number of Stockholder Shares owned by such Other Stockholder by the aggregate number of Stockholder Shares owned by all Stockholders, and (ii) the aggregate number of Stockholder Shares to be sold in the contemplated Transfer, and the aggregate consideration payable upon such sale shall be apportioned and distributed ratably based on the Stockholder Shares of the class or series actually transferred in such sale. The holders of Parent Stockholder Shares shall be entitled to sell in the contemplated Transfer, at the same price and on the same terms, all Stockholder Shares to be sold in the contemplated Transfer which are not properly elected to be sold by the Other Stockholders.

(d) Permitted Transfers. The restrictions contained in Sections 5(a), 5(b) and 5(c) shall not apply with respect to any Transfer of Stockholder Shares by any Stockholder:

(i) in the case of an individual Stockholder, pursuant to applicable laws of descent and distribution or to any member of such Stockholder’s Family Group, and

(ii) in the case of holders of Parent Stockholder Shares, (x) to Affiliates of such holders, or (y) bona fide pledges made to secure a loan or debt financing, including transfers upon foreclosure or other enforcement of remedies in connection with such loan or debt financing;

provided, that the restrictions contained in Sections 5(a), 5(b) and 5(c) shall continue to be applicable to such Stockholder Shares after any such Transfer; and provided further, that the transferees of such Stockholder Shares shall have agreed in writing to be bound by the provisions of this Agreement which affect the Stockholder Shares so transferred by executing a joinder in the form of Exhibit A attached hereto and other documents requested by the Company. All transferees permitted under this Section 5(d) are collectively referred to herein as “Permitted Transferees.” Each Stockholder transferring Stockholder Shares to a Permitted Transferee shall give the Company written notice at least 15 days prior to such Transfer.

(e) Termination of Restrictions. The restrictions set forth in this Section 5 shall continue with respect to each Stockholder Share until the earlier of (i) the Transfer of such Stockholder Share in a Public Sale or an Approved Sale, or (ii) the consummation of a Qualified Public Offering.

6. Sale of the Company / Drag-Along.

(a) At any time, and from time to time, the Parent Majority Holders (the “Approving Stockholders”) shall have the right to cause a Sale of the Company in accordance with the terms of this Section 6 (an “Approved Sale”). The Approving Stockholders shall initiate such action by giving written notice (an “Approved Sale Notice”) to the Company. If the Approving Stockholders deliver an Approved Sale Notice, the Company shall (i) authorize the Approving Stockholders to initiate a Sale of the Company process and direct and control all decisions in connection therewith (including the hiring or termination of any investment bank or professional adviser and making all decisions regarding valuation and consideration), and (ii) participate in, and cooperate in good faith with such process, in each case as requested by the Approving Stockholders. Each of the Stockholders and the Company agree to cooperate with the Approving Stockholders to facilitate a Sale of the Company. The Approving Stockholders may take any and all actions which they believe are necessary or appropriate under this Section 6, including, without limitation, conducting negotiations with any potential acquirer and its agents regarding such Sale of the Company, terminating the Approved Sale process, dealing with the Company and the Stockholders under this Section 6 and engaging counsel, accountants or other representatives to represent the Stockholders in connection with the foregoing matters. In the event that such Sale of the Company does not occur following the delivery of any Approved Sale Notice, upon written notice to the Company from the Approving Stockholders, the Approving Stockholders shall have the right to cause the Company to initiate a new Approved Sale process and cause a Sale of the Company.

(b) In the event of an Approved Sale, each Stockholder will (i) consent to, vote in favor of and raise no objections against the Approved Sale or the process pursuant to which the Approved Sale was arranged, (ii) waive any dissenter’s rights and other similar rights, and (iii) if the Approved Sale is structured as a sale of securities, agree to sell its Stockholder Shares (and any other capital stock of the Company, if applicable) on the terms and conditions of the Approved Sale. Each Stockholder will take all necessary and/or desirable actions as directed by the Approving Stockholders in connection with the consummation of any Approved Sale, including without limitation executing the applicable transaction agreements and appointing the Company or its designee(s) as its attorney-in-fact to do the same on its behalf (to the extent the Company does not already have such Stockholder’s power of attorney pursuant to the following two sentences). Each Stockholder hereby grants the Company or its designee(s) such Stockholder’s perpetual and irrevocable power of attorney with full right, power and authority to take all actions necessary and/or desirable to sell, transfer or otherwise dispose of all Stockholder Shares (and any other capital stock of the Company, if applicable) held by such Stockholder, in connection with the consummation of an Approved Sale. Pursuant to such power of attorney, the Company shall have the right to execute any and all documents related to an Approved Sale (including documents granting customary indemnities to a buyer of assets or securities) on behalf of such Stockholder.

(c) The foregoing obligations of the Stockholders with respect to an Approved Sale are subject to the satisfaction of the following conditions: (i) upon the consummation of such Approved Sale, each Stockholder, to the extent such Stockholder is receiving any consideration, shall receive the same form of consideration in respect of its securities as each other Stockholder holding securities of the same class and/or series of Stockholder Shares (except that members of management may receive securities pursuant to a “rollover” which option may not be offered to all Stockholders), and the aggregate consideration payable upon consummation of such Approved Sale to all Stockholders in respect of their Stockholder Shares (the “Aggregate Consideration”) shall be apportioned and distributed as between the different classes or series of Stockholder Shares in accordance with the distribution priorities set forth in the Certificate of Incorporation, as in effect immediately prior to such Approved Sale, and as between holders of Stockholder Shares of a particular class or series, ratably based on the Stockholder Shares of such class or series actually Transferred in the Approved Sale (subject to timing of issuance differences which affect any yield payable thereunder) (the “Distribution Priorities”); (ii) subject to clause (d)(ii) below, if any holders of a series or class of Stockholder Shares are given an option as to the form and amount of consideration to be received, each holder of such series or class of Stockholder Shares shall be given the same option (except that members of management may receive securities pursuant to a “rollover” which option may not be offered to all Stockholders); (iii) each holder of then currently exercisable rights to acquire Stockholder Shares shall be given an opportunity to exercise such rights prior to the consummation of the Approved Sale and participate in such sale as a holder of such class of Stockholder Shares; (iv) any representations and warranties to be made by a Stockholder in connection with the Approved Sale are limited to representations and warranties related to authority, ownership and the ability to convey title to such Stockholder Shares, including, but not limited to, representations and warranties that (w) the Stockholder holds all right, title and interest in and to the Stockholder Shares such Stockholder purports to hold, free and clear of all liens and encumbrances, (x) the obligations of the Stockholder in connection with the transaction have been duly authorized, if applicable, (y) the documents to be entered into by the Stockholder have been duly executed by the Stockholder and delivered to the acquirer and are enforceable (subject to customary limitations) against the Stockholder in accordance with their respective terms; and (z) neither the execution and delivery of documents to be entered into by the Stockholder in connection with the transaction, nor the performance of the Stockholder’s obligations thereunder, will cause a breach or violation of the terms of any agreement to which the Stockholder is a party, or any law or judgment, order or decree of any court or governmental agency that applies to the Stockholder; (v) no Stockholder is liable for the breach of any representation, warranty or covenant made by any other Stockholder in connection with the Approved Sale, other than the Company; and (vi) indemnification obligations of each Stockholder shall not exceed the amount of consideration otherwise payable to such Stockholder in connection with such Approved Sale, except with respect to claims related to fraud by such Stockholder, the liability for which need not be limited as to such Stockholder.

(d) Notwithstanding the foregoing but subject to clause (e) below, (i) Company expenses (including reasonable out-of-pocket costs and expenses incurred on behalf of the Company by the Approving Stockholders in connection with the Approved Sale), purchase price adjustments, escrow amounts, purchase price holdbacks, indemnity obligations and other similar items, shall be deemed to reduce (or increase, as the case may be, i.e. in the case of a purchase price adjustment increase or an indemnity payment in favor of the Stockholders) the Aggregate Consideration for purposes of determining the apportionment in accordance with the Distribution Priorities, (ii) non-cash consideration (including debt and equity securities) shall be allocated among the Stockholder Shares in accordance with the Distribution Priorities after all cash consideration is so allocated, (iii) cash amounts paid to the Stockholders following the applicable closing (i.e. purchase price adjustment increases, earnout payments, escrow and holdback releases, and similar items) shall be allocated among the Stockholder Shares as such amounts would have been allocated at the applicable closing had such amounts been included in the Aggregate Consideration and apportioned in accordance with the Distribution Priorities, and (iv) amounts payable directly by the Stockholders (rather than from escrow or holdback) following the applicable closing (i.e. pursuant to purchase price adjustment decreases, indemnity obligations, and similar items) shall be allocated among the Stockholder Shares (and paid accordingly by the Stockholders which held such Stockholder Shares as of the applicable closing) to reflect the reduction in consideration, if any, which each Stockholder Share would have suffered at the applicable closing had such amounts been deducted from the Aggregate Consideration for purposes of determining the apportionment in accordance with the Distribution Priorities.

(e) For the avoidance of doubt, the fees and expenses of the Approving Stockholders (either directly or indirectly by the Company and any Subsidiary) incurred on behalf of the Company in connection with an Approved Sale, to the extent not paid or reimbursed by the Company or any of its Subsidiaries, shall be paid by the Company.

(f) Notwithstanding anything to the contrary contained in this Section 6, in connection with an Approved Sale, employees of the Company or its Subsidiaries and certain Stockholders (excluding Parent) will enter into customary and reasonable non-competition, non-solicitation and/or confidentiality arrangements, if such agreements are requested by the buyer in such Approved Sale, provided that the restrictive covenants in such agreements shall be subject to the reasonable approval of the RH Trust Holders Nominee (which shall not be unreasonably delayed or conditioned).

(g) This Section 6 shall automatically terminate upon the consummation of a Qualified Public Offering.

7. Legends. In addition to any other applicable legends, to the extent certificated, each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the transfer of any Stockholder Shares (if such shares remain Stockholder Shares as defined herein after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO A STOCKHOLDERS AGREEMENT DATED AS OF JULY 15, 2026 BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND CERTAIN OF THE COMPANY’S STOCKHOLDERS. A COPY OF SUCH STOCKHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

8. Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Stockholder Shares in violation of any provision of this Agreement shall be null and void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose.

9. Transfer of Stockholder Shares. In connection with a Transfer of any Stockholder Shares permitted under Section 5(a) or other Transfer, if so determined by the Board, the holder thereof shall, at the Company’s request, deliver written notice to the Company describing in reasonable detail the Transfer or proposed Transfer, together with an opinion of counsel reasonably acceptable to the Company (if requested by the Company) to the effect that such Transfer of Stockholder Shares may be effected without registration of such Stockholder Shares under the Securities Act. No Transfer or issuance of any Stockholder Shares shall be permitted unless and until the prospective transferee agrees to become a party to this Agreement and be bound by all the terms and conditions hereof by executing and delivering to the Company a joinder to this Agreement in the form attached hereto as Exhibit A.

10. Additional Parties; Joinder. Subject to Section 5, the Company shall require any Person who acquires any Stockholder Shares or Stock Equivalents, or any other equity security in the Company or any other security or option that gives a Person the right to acquire equity securities in the company (whether from another Stockholder or from the Company, including upon exercise or conversion of any Equity Securities) after the date hereof (the “Acquired Securities”) to become a party to this Agreement and to succeed to all of the rights and obligations of a “holder of Stockholder Shares” under this Agreement by obtaining an executed joinder to this Agreement from such Person in the form of Exhibit A attached hereto, as a condition to receipt, and the acquisition of the applicable Stockholder Shares or Stock Equivalents shall not be consummated or become effective until such joinder is received by the Company. Upon the execution and delivery of the joinder by such Person, such Person’s Acquired Securities shall be Stockholder Shares hereunder, and such Person shall be a “holder of Stockholder Shares” under this Agreement with respect to the Acquired Securities.

11. Repurchase Option.

(a) Repurchase Option. Except as provided for in Section 12, in the event that a Management Stockholder is terminated by the Company or any of its Subsidiaries for Cause, the Management Securities held by such Management Stockholder, or one or more Permitted Transferees of such Management Stockholder, will be subject to repurchase by the Company and the Parent Majority Holders pursuant to the terms and conditions set forth in this Section 11 (the “Repurchase Option”).

(b) Termination for Cause. If such Management Stockholder is no longer employed by or provides services to the Company or any of its Subsidiaries (as applicable) as a result of a termination by the Company or its Subsidiaries for Cause (or a resignation by such Management Stockholder at a time when Cause exists), then within 90 days after the date such Management Stockholder’s employment with or service to the Company or any of its Subsidiaries is terminated (the “Company Exercise Period”), the Company may elect to purchase all or any portion of the Management Securities at a price per share equal to fifty percent (50%) of the Fair Market Value thereof (as adjusted for any stock split, combination or similar transaction).

(c) Repurchase Procedures. The Company may elect to exercise the right to purchase all or any portion of the Management Securities by delivering written notice (the “Repurchase Notice”) to the holder or holders of such Management Securities. The Repurchase Notice will set forth the number of shares of Management Securities to be acquired from such holder(s), the Board’s good faith determination of the Fair Market Value, the aggregate consideration to be paid for such shares (the “Repurchase Price”) and the time and place for the closing of the transaction. If any shares of Management Securities are held by Permitted Transferees of the Management Stockholder, the Company shall purchase the shares elected to be purchased from such holder(s) of shares of Management Securities pro rata according to the number of shares of Management Securities held by such holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest share).

(d) Parent Rights.

(i) If for any reason the Company does not elect to purchase all of the Management Securities owned by a Management Stockholder and its Permitted Transferees pursuant to this Section 11 during the Company Exercise Period, holders of Parent Stockholder Shares and then in certain circumstances subject to the approval of Parent, any other Stockholder will be entitled to exercise the Repurchase Option, in the manner set forth in this Section 11(d), for the Management Securities that the Company has not elected to purchase (the “Available Shares”). As soon as practicable, but in any event within thirty (30) days after the Company Exercise Period, the Company will deliver written notice (the “Option Notice”) to all holders of Parent Stockholder Shares setting forth the number of Available Shares and the price for each Available Share.

(ii) Holders of Parent Stockholder Shares, and, if applicable, other Stockholders, will be permitted to purchase all or some of the Available Shares, as determined by Parent.

(e) Closing. The closing of the transactions contemplated by this Section 11 will take place on the date designated by the Company in the Repurchase Notice, which date will not be more than 60 days after the delivery of such notice. The Company and/or Parent and/or other Stockholders, as the case may be, will pay for the Management Securities to be purchased pursuant to the Repurchase Option by wire transfer of immediately available funds to an account designated in writing by the Management Stockholder, in the aggregate amount of the purchase price for such shares. At the closing, the applicable seller(s) of the Management Securities shall deliver the certificate or certificates representing such Management Securities to the purchasers thereof, accompanied by duly executed stock powers in form and substance satisfactory to the purchaser(s) thereof. The applicable seller(s) shall provide customary representations and warranties to the purchasers thereof regarding the sale of the Management Securities, including but not limited to the representation that such seller has good and marketable title to the Management Securities to be transferred, free and clear of all liens, claims and other encumbrances.

(f) Restrictions on Repurchase. Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Management Securities by the Company shall be subject to applicable restrictions contained in the Delaware General Corporation Law or in any loan agreement to which the Company is a party. If any such restrictions prohibit the repurchase of Management Securities hereunder which the Company is otherwise entitled or required to make, the Company may make such repurchases as soon as it is permitted to do so under such restrictions (and all time periods with respect to the repurchase transaction will be tolled until such restrictions no longer exist).

12. RH Holders. The RH Stockholder Shares shall be subject to the provisions set forth in Exhibit B hereto.

13. Irrevocable Proxy. In order to secure each Stockholder’s obligation to vote its Stockholder Shares and other voting securities of the Company in accordance with the provisions hereof, each Stockholder other than Parent hereby appoints Parent or its designee(s) from time to time, as his or its true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of its Stockholder Shares and other voting securities of the Company for the election and/or removal of directors and all such other matters as expressly provided for in this Agreement. Each Attorney-in-Fact may exercise the irrevocable proxy granted to him pursuant to the prior sentence at any time any Stockholder fails to comply with the provisions of this Agreement. The proxies and powers granted by each Stockholder pursuant to this Section 13 are coupled with an interest and are given to secure the performance of each Stockholder’s obligations under this Agreement. Such proxies and powers shall be irrevocable and shall survive the death, incompetency, disability, bankruptcy or dissolution of such Stockholder and the subsequent holders of its Stockholder Shares.

14. Investment Opportunities. Unless otherwise agreed in writing by the Board, each Management Stockholder shall, and shall cause Persons that such Management Stockholder controls, to bring to the Company and its Subsidiaries all investment or business opportunities of which any of the foregoing become aware and which they believe are, or may be, directly related to the business of the Company or its Subsidiaries (the “Business”); provided, however, that the foregoing shall not restrict any Management Stockholder from owning, directly or indirectly, an aggregate of no more than five percent (5%) of the outstanding stock or other equity interest of or in any corporation or other business enterprise that is competitive with the Business; provided, that such participation therein is solely as a passive investor and does not include any role as director, officer, manager or other service provider. Notwithstanding the prior sentence, the Stockholders expressly acknowledge that, due to the nature of the business activities of Parent and its Affiliates (collectively, the “Exempted Stockholders”), (a) (i) each Exempted Stockholder and its respective Affiliates are permitted to have, and may presently or in the future have, businesses, investments or other business relationships with entities engaged in other, complementary or competing lines of business other than through the Company or any of its Subsidiaries, (ii) each Exempted Stockholder and its respective Affiliates may have or may develop a strategic relationship with businesses that are or may be competitive or complementary with the Company or any of its Subsidiaries, (iii) none of the Exempted Stockholders and their respective Affiliates will be prohibited by virtue of their investments in the Company or its Subsidiaries or their service on, or their right (if any) to appoint Persons to serve on, the Board from pursuing and engaging in any such activities, (iv) none of the Exempted Stockholders and its respective Affiliates will be obligated to inform the Company or any of its Subsidiaries of any such opportunity, relationship or investment, and (v) the Stockholders (other than the Exempted Stockholders) will not acquire or be entitled to any interest or participation in any other business as a result of the participation therein of any of the Exempted Stockholders and their respective Affiliates and (b) each of the parties hereto expressly waive, to the fullest extent permitted by applicable law, any rights to assert any claim that any matters set forth in the foregoing clause (a) breaches any fiduciary or other duty or obligation owed to the Company or any Stockholder or to assert that such involvement constitutes a conflict of interest by such Exempted Stockholders with respect to the Company or any Stockholder.

15. Financial Statements. The Company shall furnish to the holders of Parent Stockholder Shares, and any other Stockholder holding Stockholder Shares representing at least 5% of the total issued and outstanding voting shares of the Company, annual and quarterly (except for the 4th quarter) financial statements of the Company and its Subsidiaries prepared in the course of preparing Parent’s consolidated financial statements.

16. Representations and Warranties. Each Stockholder represents and warrants that (a) this Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes the valid and binding obligation of such Stockholder, enforceable in accordance with its terms, (b) such Stockholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement, (c) such Stockholder has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and is making an informed investment decision with respect thereto, (d) such Stockholder is acquiring interests in the Company for investment only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof, (e) the execution, delivery and performance of this Agreement have been duly authorized by such Stockholder, and (f) such Stockholder is an accredited investor as such term is defined in Regulation D promulgated pursuant to Section 4(2) of the Securities Act. No holder of Stockholder Shares shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.

17. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver to or of this Agreement or any provision hereof shall be effective unless such modification, amendment or waiver is approved in writing by the Company and the holders of a majority of the Stockholder Shares.

18. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

19. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way (without affecting any subscription, employment, service or other agreements to which a Stockholder may be a party).

20. Further Assurances. In connection with this Agreement and the transactions contemplated hereby, the Company and each Stockholder hereby agree, at the request of the Company or any other Stockholder, to execute and deliver such additional documents, instruments, conveyances and assurances and to take such further actions as may be required to carry out the provisions hereof and give effect to the transactions contemplated hereby.

21. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective permitted successors and assigns of each of them, so long as they hold Stockholder Shares.

22. No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto (and their respective heirs, executors, administrators, successors and assigns) and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

23. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be an original, and all of which taken together shall constitute one and the same agreement. PDF counterpart signatures to this Agreement shall be acceptable and binding.

24. Remedies. The parties hereto shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

25. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via electronic mail to the recipient accompanied by a certified or registered mailing. Such notices, demands and other communications will be sent to the Company and each other party hereto at the address set forth on its signature page hereto, with a copy, in the case of notices to the Company or the Parent, to Herbert Smith Freehills Kramer LLP, 1177 Avenue of the Americas, New York, New York, 10036, attn: John Bessonette and Arlene Ortiz-Leytte (john.bessonette@hsfkramer.com and arlene.ortizleytte@hsfkramer.com).

26. GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE OF ANY JURISDICTION THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

27. Jurisdiction. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits, and agrees to cause each of its Subsidiaries to submit, to the exclusive jurisdiction of the Court of Chancery in and for New Castle County in the State of Delaware (or, if subject matter jurisdiction in that court is not available, in any appropriate state or federal court in New Castle County of the State of Delaware) for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof (collectively, an “Action”), (b) hereby waives, and agrees to cause each of its Subsidiaries to waive, to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its Subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court, (c) hereby agrees not to commence or to permit any of its Subsidiaries to commence any Action, other than before one of the above-named courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such Action to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise, (d) hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and (e) hereby waives, and agrees to cause each of its Subsidiaries to waive, and covenants that neither it nor any of its Subsidiaries will assert (whether as plaintiff, defendant or otherwise) any right to trial by jury in any forum in respect of any Action.

28. Spousal Consent. Each Stockholder who is married on the date of this Agreement (or at the time of execution of a joinder agreement) shall cause such Stockholder’s spouse to execute and deliver to the Company a consent of spouse in the form of Exhibit C hereto (a “Spousal Consent”), dated as of the date hereof (or thereof). If any Stockholder should marry following the date of this Agreement (or joinder agreement), such Stockholder shall cause his or her spouse to execute and deliver to the Company a Spousal Consent within thirty (30) days thereof.

29. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date first above written.

Affinity advisors holding corp.

By:	/s/ Alexander C. Matina
Name:	Alexander C. Matina
Title:	President

NU Ride, Inc.

By:	/s/ Alexander C. Matina
Name:	Alexander Matina
Title:	Chief Executive Officer

[Signature page to Stockholders Agreement]

HIH M MFTG TRUST:

By:	/s/ Holly Postlewaite
Name:	Holly Postlewaite
Title:	Trustee

THE HALL COMPANIES CORPORATE OHIO LEGACY TRUST:

By:	/s/ Joshua A. Postlewaite
Name:	Joshua A. Postlewaite
Title:	Trustee

By:
Name:
Title:

/s/ Robert Hall
Robert Hall

[Signature page to Stockholders Agreement]

Exhibit A

FORM OF JOINDER TO

STOCKHOLDERS AGREEMENT

THIS JOINDER to the Stockholders Agreement, dated as of ___________, ____ by and among Affinity Advisory Holding Corp., a Delaware corporation (the “Company”), and certain stockholders of the Company (the “Agreement”), is made and entered into as of __________ by and between the Company and _________________ (“Holder”). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

WHEREAS, Holder has acquired certain Equity Interests (“Holder Stock”), and the Agreement and the Company require Holder, as a holder of Holder Stock, to become a party to the Agreement, and Holder agrees to do so in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

1. Agreement to be Bound. Holder hereby agrees that upon execution of this Joinder, it shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto and shall be deemed a Stockholder for all purposes thereof. In addition, Holder hereby agrees that all [Common Stock] held by Holder shall be deemed [Stockholder Shares // Parent Stockholder Shares] for all purposes of the Agreement.

2. Successors and Assigns. Except as otherwise provided herein, this Joinder shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and Holder and any subsequent holders of Holder Stock and the respective successors and assigns of each of them, so long as they hold any shares of Holder Stock.

3. Counterparts. This Joinder may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

4. Notices. For purposes of Section 25 of the Agreement, all notices, demands or other communications to the Holder shall be directed to:

[Name]

[Address]

[Facsimile Number]

[Email]

5. Governing Law. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS JOINDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

6. Descriptive Headings. The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

* * * * *

Exhibit A-1

IN WITNESS WHEREOF, the parties hereto have executed this Joinder as of the date first above written.

AFFINITY ADVISORY HOLDING CORP.

By:
Name:
Title:

[HOLDER]

By:

EXHIBIT B

RH - Put-Call Provisions1

Termination without Cause / for Good Reason.

Executive Put Right. Following termination of Hall’s employment by the Buyer without Cause (or by Hall for Good Reason), or if the Buyer notifies Hall that it is not renewing the Key Person Employment Agreement, in each case as defined in and pursuant to the Key Person Employment Agreement (the “EA”), the Trust Sellers shall have the right but not the obligation (the “Executive Put Right”) to cause the Buyer to purchase from the Trust Sellers, Hall and any Affiliates and transferees of the foregoing (the “Hall Sellers”), all, but not less than all, of the equity interests in the Buyer held by them, including Buyer Stock Consideration and equity acquired pursuant to the Company Equity Bonus, as defined in and pursuant to the EA, or otherwise (collectively, all such equity held by the Hall Sellers, the “Hall Equity”). Within sixty (60) days following Hall’s termination of employment, the Buyer shall provide Hall with a notice stating the purchase price for the Hall Equity should the Trust Sellers elect to exercise the Executive Put Right, as provided in clause (c) below. The Trust Sellers may exercise the Executive Put Right by providing notice to the Buyer within thirty (30) days following Hall’s receipt of such notice.

Buyer Call Right. If the Trust Sellers do not exercise the Executive Put Right, then Buyer shall have the right but not the obligation (the “Buyer Call Right”) to purchase (or cause its designee(s), which may be the Company, to purchase) from the Hall Sellers all or any portion of the Hall Equity. The Buyer may exercise the Buyer Call Right by providing notice to Hall and the Trust Sellers within thirty (30) days following the expiration of the period during which the Trust Sellers may exercise the Executive Put Right.

Purchase Price. The purchase price for the repurchase of equity pursuant to clause (a) or clause (b) above shall be the fair market value of the equity to be purchased, as reasonably determined by the Company; provided, that the Company shall provide its calculation of the fair market value when it provides its notice starting the purchase price. If Hall disagrees within ten (10) business days that the purchase price represents fair market value, then Buyer and Hall shall negotiate in good faith in an effort to agree either that the purchase price determined by the Company represents fair market value or that a different purchase price represents fair market value. If by the date that is thirty (30) days after the date on which the Company provided its determination of the fair market value, Buyer and Hall cannot reach agreement, then the fair market value of the equity to be purchased as of the date of termination of employment shall be determined by an independent third party accounting firm mutually agreed to by the Buyer and Hall, with each paying 50% of such firm’s fees and expenses.

Consummation of Repurchase. In all cases, the repurchase shall be consummated on a date selected by the Buyer within thirty (30) days following the date on which the fair market value of the equity to be purchased is determined, either by agreement or the third party accounting firm, as applicable. One third of the aggregate purchase price shall be paid at or within ninety (90) days after the consummation of the repurchase and the remaining amount shall be paid with a promissory note bearing interest at the applicable federal rate. Such promissory note shall provide for payment in equal amounts on the first and second anniversaries of the consummation of the repurchase subject to earlier repayment in the Buyer’s discretion.

1 Capitalized terms used but not defined herein have the meanings given them in the Membership Interest Purchase Agreement.

Termination by Hall without Good Reason.

Buyer Call Right. Following termination of Hall’s employment by Hall without Good Reason, or if Hall notifies the Buyer that he is not renewing the Key Person Employment Agreement, in each case as defined in and pursuant to the Key Person Employment Agreement, the Buyer shall have the right but not the obligation (the “Buyer Call Right”) to purchase (or cause its designee(s), which may be the Company, to purchase) from the Hall Sellers all or any portion of the Hall Equity. The Buyer may exercise the Buyer Call Right by providing notice to Hall and the Trust Sellers at any time following termination of Hall’s employment as provided in the preceding sentence, which notice shall identify the equity to be purchased and the purchase price for such equity as determined in accordance with clause (c) below.

Executive Liquidity Right. If Buyer has not previously exercised the Buyer Call Right as provided in clause (a) above, then beginning on the date that is seven (7) years after the Closing (or if Hall’s employment terminates after such date, beginning on such date) and for a period of ninety (90) days thereafter, Hall shall have the right but not the obligation to give the Company notice of his desire for liquidity in respect of all of the Hall Equity. Following receipt of such notice, the Company and Hall shall cooperate in good faith to agree upon a plan to provide Hall with liquidity on account of the Hall Equity within a reasonable timeframe under the circumstances, taking into account the Company’s financial position and other relevant circumstances, which liquidity may be provided through cash, Nu Ride shares or a combination of both (or such other mechanism(s) as the parties may agree).

Purchase Price. The purchase price for the repurchase of equity pursuant to clause (a) or clause (b) above shall be (x) the fair market value of the equity to be purchased, as reasonably determined by the Company, or (y) if less, the value of the Hall Equity in the transactions contemplated by the Membership Interest Purchase Agreement (i.e. $1,440,000); provided, that the Company shall provide its calculation of the fair market value when it provides its notice starting the purchase price. If Hall disagrees within ten (10) business days with the Company’s calculation of fair market value, then Buyer and Hall shall negotiate in good faith in an effort to agree either that the fair market value proposed by the Company represents fair market value or that a different amount represents fair market value. If by the date that is thirty (30) days after the date on which the Company provided its determination of the fair market value, Buyer and Hall cannot reach agreement, then the fair market value of the equity to be purchased as of the date of termination of employment shall be determined by an independent third party accounting firm mutually agreed to by the Buyer and Hall, with each paying 50% of such firm’s fees and expenses.

Consummation of Repurchase. In the case of a repurchase pursuant to exercise of the Buyer Call Right in clause (a) above, the repurchase shall be consummated on a date selected by the Buyer within thirty (30) days following the date on which the fair market value of the equity to be purchased is determined, either by agreement or the third party accounting firm, as applicable. One third of the aggregate purchase price shall be paid at or within ninety (90) days after the consummation of the repurchase and the remaining amount shall be paid with a promissory note bearing interest at the applicable federal rate. Such promissory note shall provide for payment in equal amounts on the first and second anniversaries of the consummation of the repurchase subject to earlier repayment in the Buyer’s discretion. In the case of a repurchase pursuant to the exercise of the Executive Liquidity Right in clause (b) above, the repurchase shall be consummated on terms determined in accordance with the provisions of such clause (b).

Termination for Cause.

Buyer Call Right. Following termination of Hall’s employment for Cause, as defined in and pursuant to the Key Person Employment Agreement, the Buyer shall have the right but not the obligation (the “Buyer Call Right”) to purchase (or cause its designee(s), which may be the Company, to purchase) from the Hall Sellers all or any portion of the Hall Equity (other than Management Securities, as defined in the Stockholders Agreement, which shall instead be covered by the provisions of the Stockholders Agreement relating to terminations of Management Stockholders for Cause). The Buyer may exercise the Buyer Call Right by providing notice to Hall and the Trust Sellers at any time following termination of Hall’s employment as provided in the preceding sentence, which notice shall identify the equity to be purchased and the purchase price for such equity as determined in accordance with clause (c) below.

Purchase Price. The purchase price for the repurchase of equity pursuant to clause (a) above shall be (x) the fair market value of the equity to be purchased, as reasonably determined by the Company, or (y) if less, the value of the Hall Equity in the transactions contemplated by the Membership Interest Purchase Agreement (i.e. $1,440,000); provided, that the Company shall provide its calculation of the fair market value when it provides its notice starting the purchase price. If Hall disagrees within ten (10) business days with the Company’s calculation of fair market value, then Buyer and Hall shall negotiate in good faith in an effort to agree either that the fair market value proposed by the Company represents fair market value or that a different amount represents fair market value. If by the date that is thirty (30) days after the date on which the Company provided its determination of the fair market value, Buyer and Hall cannot reach agreement, then the fair market value of the equity to be purchased as of the date of termination of employment shall be determined by an independent third party accounting firm mutually agreed to by the Buyer and Hall, with each paying 50% of such firm’s fees and expenses.

Consummation of Repurchase. The repurchase shall be consummated on a date selected by the Buyer within thirty (30) days following the date on which the fair market value of the equity to be purchased is determined, either by agreement or the third party accounting firm, as applicable. One third of the aggregate purchase price shall be paid at or within ninety (90) days after the consummation of the repurchase and the remaining amount shall be paid with a promissory note bearing interest at the applicable federal rate. Such promissory note shall provide for payment in equal amounts on the first and second anniversaries of the consummation of the repurchase subject to earlier repayment in the Buyer’s discretion.

EXHIBIT C

FORM OF SPOUSAL CONSENT

SPOUSAL CONSENT

I, the undersigned, [__________________], am aware that [__________________], my spouse, has agreed (a) to acquire, purchase or continue to hold certain shares of the Common Stock of Affinity Advisory Holding Corp., a Delaware corporation (the “Company”) (together with any future shares that may be purchased or awarded to or held by my spouse) (the “Shares”) and (b) to hold the Shares in accordance with the terms and conditions of the applicable governing documents of the Company and the Stockholders Agreement of the Company, dated as of [______], 2026 (the “Stockholders Agreement”), by and among the Company and the stockholders party thereto (the governing documents of the Company and the Stockholders Agreement together, collectively, the “Equity Documents”), standing in [his/her] name on the books and records of the Company, including such community property interest I may have therein, if any.

In consideration of the Company’s issuance of the Shares, and as an inducement to the Company to issue the Shares to [__________________], my spouse, pursuant to the terms and conditions set forth in the Equity Documents, I hereby irrevocably agree to be bound by the provisions of the Equity Documents to the extent that I may have any community property interest in the Shares, and I hereby irrevocably agree to be bound by any restrictions, limitations, terms or conditions set forth in the Equity Documents that may be applicable to any such community property interest in the Shares.

For so long as the Equity Documents remain in effect or applicable to my spouse, I further agree that, in the event of the dissolution of my marriage to [__________________], or other legal division of marital property, I will transfer and sell to my spouse any and all right, title or interest that I may have in the Shares, and I further agree that a court may award such entire interest (if any) to [__________________] as part of any such legal division of property.

For so long as the Equity Documents remain in effect or applicable to my spouse, I further agree, on my death, to bequeath and devise to my spouse, or to a trust of which my spouse is the sole trustee and beneficiary, any and all right, title or interest that I may have in the Shares; I hereby direct that any residuary clause in my will shall not be deemed to apply to my community property interest (if any) in the Shares.

I further agree to sign any forms of consent, similar to this Spousal Consent, reflecting my consent to and agreement to be bound by any further documents prepared in connection with the Equity Documents.

Without limitation of the foregoing, for so long as the Equity Documents remain in effect or applicable to my spouse, I also specifically and irrevocably waive my right to any prior notice of any sale, lease, exchange, encumbrance, foreclosure or other disposition of all or any portion of the Shares, which notice may be required pursuant to any applicable law, rule, regulation, statute, code or ordinance of any jurisdiction or governmental authority. I hereby appoint my spouse as my attorney-in-fact with respect to the exercise of any rights or the performance of any obligations under the Equity Documents or the consummation of any transactions contemplated thereby.

This Spousal Consent may be attached to and made a part of the Equity Documents and may be relied upon by the Company and the other stockholders of the Company as an inducement to enter into the Equity Documents.

[Signature Page Follows]

Exhibit C-1

The undersigned has executed this Spousal Consent effective as of this _____ day of ________, 20__.

Name:

Address:

[Signature Page to Spousal Consent]

EXECUTION VERSION

AMENDMENT TO STOCKHOLDERS AGREEMENT

This AMENDMENT TO STOCKHOLDERS AGREEMENT, dated as of this 12th day of August, 2026, but effective as of the 15th day of July (this “Amendment”), is entered into by and among Affinity Advisory Holdings Corp., a Delaware corporation (the “Company”), Stark Novus Financial Inc., f/k/a Nu Ride Inc. a Delaware corporation (including in its capacity as the holder of a majority of the Stockholder Shares, “Parent”), Holly A. Postlewaite, as Trustee of the HIH M MFTG Trust, dated January 1, 2026 (the “HIH Trust”) and Joshua A. Postlewaite, as Trustee of The Hall Companies Corporate Ohio Legacy Trust, dated January 1, 2024 (the “RH Trust Holder”). Capitalized terms used and not otherwise defined herein shall for all purposes of this Amendment have the respective meanings specified therefor in that certain Membership Interest Purchase Agreement dated effective as of June 2, 2026, as amended August 12, 2026 (the “Purchase Agreement”) and that certain Stockholders Agreement dated effective as of July 15, 2026 (the “Stockholders Agreement”).

Recitals:

A.	The parties hereto previously entered into the Stockholders Agreement and erroneously included the HIH Trust as a signatory.

B.	The parties hereto desire to amend the Stockholders Agreement to replace any plural reference to RH Trust Holders to refer in the singular to RH Trust Holder.

C.	The Parties desire to amend the Schedule A to the Stockholders Agreement to correct the allocation of the Stock solely to RH Trust Holder.

D.	The Parties desire to amend Section 17 of the Stockholders Agreement to permit updates to Schedule A thereto without amendments to the Stockholders Agreement.

Terms:

1. Amendment to Parties. Any reference to “RH Trust Holders” in the Stockholders Agreement shall be deleted in its entirety and replaced with the singular “RH Trust Holder” and any reference to the HIH Trust as a signatory to the Stockholders Agreement shall be deleted in its entirety to reflect RH Trust Holder as the sole RH Trust Holder under the Stockholders Agreement. Parent, as defined under the Stockholders Agreement, shall refer to Stark Novus Financial, Inc., f/k/a Nu Ride, Inc. and any reference to Parent as a signatory shall be amended to reflect the correct name of Parent.

2. Amendment to Schedule A. Schedule A to the Stockholders Agreement is hereby deleted in its entirety and replaced by Schedule A attached hereto and by this reference made a part hereof.

3. Amendment to Section 17. Section 17 of the Stockholders Agreement is hereby amended to add the following sentence at the end of the existing provision: “Notwithstanding the foregoing, the Company shall have the right, acting through the Board, to amend, update or otherwise modify Schedule A hereto from time to time to reflect any changes in the ownership of Stockholder Shares, without the consent or approval of any Stockholder and without any further action constituting an amendment to this Agreement.”

4. Ratification. The Parties hereby ratify and confirm their obligations pursuant to the Stockholders Agreement, as amended by this Amendment. It is further agreed by the parties that, except as expressly modified herein, all other terms and conditions concerning the Stockholders Agreement shall remain in full force and effect as originally written and are hereby ratified and confirmed.

5. Books and Records. Parent, Company, and RH Trust Holder shall take all reasonable steps necessary to amend, revise and restate their corporate records and any ancillary documents to reflect the understanding set forth in this Amendment.

6. Authority to Execute. The individual(s) executing this Amendment on behalf of the respective parties hereto represents and warrants that they are duly authorized to deliver this Amendment on behalf of the respective parties hereto and that this Amendment is binding upon the respective parties hereto in accordance with its terms.

7. Miscellaneous. The provisions of Sections 17-27 and 29 of the Stockholders Agreement are incorporated herein by reference and shall apply mutatis mutandis to the terms and conditions of this Amendment as to each party hereto.

[The remainder of this page is left intentionally blank. Signature page to follow]

[Signature page to Amendment to Stockholders Agreement]

IN WITNESS WHEREOF, this AMENDMENT TO STOCKHOLDERS AGREEMENT has been duly executed and delivered by the duly authorized officers of each of the parties hereto as of the date first written above.

HIH M MFTG TRUST, DATED JANUARY 1, 2026:
(signing solely to acknowledge and consent to its removal as a party to the Stockholders Agreement)

By:	/s/ Holly A. Postlewaite
Name:	Holly A. Postlewaite
Title:	Trustee

THE HALL COMPANIES CORPORATE OHIO
LEGACY TRUST, Dated January 1, 2024:

By:	/s/ Joshua A. Postlewaite
Name:	Joshua A. Postlewaite
Title:	Trustee

/s/ Robert Hall
Robert Hall

AFFINITY ADVISORY HOLDINGS CORP.

By:	/s/ Alexander Matina
Name:	Alexander Matina
Title:	President

STARK Novus Financial Inc., f/k/a NU Ride Inc.

By:	/s/ Alexander Matina
Name:	Alexander Matina
Title:	Chief Executive Officer

SCHEDULE A

OWNERSHIP SCHEDULE

Name	No. of Shares	Class
Stark Novus Financial, Inc., f/k/a Nu Ride, Inc.	850,000	Common Stock
The Hall Companies Corporate Ohio Legacy Trust dated January 1, 2024	150,000	Common Stock